EXHIBIT 99

CONTACT:
Dennis E. Nixon
Chairman & CEO
International Bancshares Corporation
(956) 722-7611

Katie Brickman or
Stephanie Jersig
Taylor West Advertising
(210) 826-8899

FOR IMMEDIATE RELEASE:

  INTERNATIONAL BANCSHARES CORPORATION AUTHORIZES ADDITIONAL STOCK REPURCHASES

Laredo, Texas-- (BUSINESS WIRE) -- (June 22, 1999)--International Bancshares Corporation (NASDAQ:IBOC) announced that its board of directors authorized the Company to repurchase up to $9 million of its common stock during the next 12 months.

Stock repurchases may be made from time to time, on the open market or through private transactions. Shares repurchased in this program will be held in treasury for reissue for various corporate purposes, including employee stock option plans. The Company currently has approximately $21.5 million invested in treasury shares.

IBC is a $4.8 billion multi-bank holding company headquartered in Laredo, Texas, with 93 facilities and 164 ATM's serving 28 communities including Houston, San Antonio, Corpus Christi, McAllen, Brownsville, Port Lavaca, Zapata and throughout the Rio Grande Valley and the Texas Gulf Coast.

"Safe Harbor" statement under the Private Securities Litigation Reform Act of 1995: The statements contained in this release which are not historical facts contain forward looking information with respect to plans, projections or future performance of IBC and its subsidiaries, the occurrence of which involve certain risks and uncertainties detailed in IBC's filings with the Securities and Exchange Commission.

Copies of IBC's SEC filings and Annual Report (as an exhibit to the 10-K) may be downloaded from the Internet at no charge from FreeEDGAR, a real-time access to SEC filings site located at HTTP://WWW.FREEEDGAR.COM.

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